Exhibit 10.15

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of the 23rd day of July, 2015, by and between ARKADOS GROUP, INC., a Delaware corporation, with headquarters located at 211 Warren Street, Suite 320, Newark, NJ 07103 (the “Company”), and the undersigned with principal address set forth on the Purchaser Signature and Subscription Page hereto (the “Purchaser”).

WHEREAS:

A.   The Company and the Purchaser are executing and delivering this Agreement in reliance upon the Regulation S or Regulation D exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), or under Section 4(a)(2) of the 1933 Act;

B.   Purchaser desires to purchase, and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, such number of shares of common stock, par value $0.0001 of the Company (the “Common Stock”) set forth on the Purchaser Signature and Subscription Page for the aggregate purchase price stated on the Purchaser Signature and Subscription Page (the “Purchase Price), as well as a warrant to acquire such equal number of shares of common stock at an exercise price of $2.00 per share (the “Warrant”). The Common Stock together with the Warrant shall be referred to hereinafter as the “Offered Units”).

NOW THEREFORE, the Company and the Purchaser severally (and not jointly) hereby agree as follows:

1.           Closing.

a.   On or before the Closing Date (as defined below), (i) the Purchaser shall pay to the Company by wire transfer of immediately available funds in accordance with the Company’s written wiring instructions, the Purchase Price. The Company, upon confirmation of the receipt of funds, but in no event later than the Closing Date, shall deliver instructions to its transfer agent to issue the Common Stock to Purchaser and shall likewise promptly issue the Warrants accompanying such purchased Common Stock to Purchaser.

b.   Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 5 and Section 6 below, the date and time of the issuance and sale of the Offered Units pursuant to this Agreement (the “Closing Date”) shall be 5:00 p.m., Eastern Daylight Time on or about May 15, 2015, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

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2.          Purchaser’s Representations and Warranties. The Purchaser represents and warrants to the Company that:

a.   Investment Purpose. As of the date hereof, the Purchaser is purchasing the Offered Units for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Offered Units for any minimum or other specific term and reserves the right to dispose of the Offered Units at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act

b.   Accredited Investor Status. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

c.   Reliance on Exemptions. The Purchaser understands that the Offered Units are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Offered Units.

d.   Information. The Purchaser and its advisors, if any, have been furnished a copy of the Company’s most recent annual report on Form 10-K, the most recent interim quarterly report on Form 10-Q and any interim report on Form 8-K filed by the Company since its last Annual Report, as well as an Executive Summary describing the terms of the purchase and sale of the Offered Units. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and to promptly receive answers to those questions. Notwithstanding the foregoing, the Company has not disclosed to the Purchaser any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Purchaser, or unless Purchaser enters into a non-disclosure agreement with the Company agreeing to maintain the confidentiality of the such information. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Purchaser understands that its investment in the Offered Units iinvolves a significant degree of risk.

e.   Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the purchase or sale of the Offered Units.

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f.   Transfer or Re-sale. The Purchaser understands that (i) the sale or re-sale of the Common Stock and the Warrants has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Offered Units may not be transferred unless (a) the Common Stock or the Warrants are sold pursuant to an effective registration statement under the 1933 Act, (b) the Purchaser shall have delivered to the Company, at the cost of the Purchaser, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Offered Units to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be reasonably acceptable to the Company, (c) the Offered Units are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Purchaser who agrees to sell or otherwise transfer the Offered Units only in accordance with this Section 2(g) and who is an Accredited Investor, (d) the Offered Units are sold pursuant to Rule 144, or (e) the Offered Units are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and the Purchaser shall have delivered to the Company, at the cost of the Purchaser, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be reasonably acceptable to the Company; (ii) any sale of such Offered Units made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Offered Units under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Offered Units under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Offered Units may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

g.   Legends. The Purchaser understands that the Offered Units may only be sold pursuant to Rule 144, or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold and the shares of Common Stock and the Warrant may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND WITH RESPECT TO THE SHARES OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT THAT IS THEN APPLICABLE TO THE SHARES, AS TO WHICH A PRIOR OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER OR TRANSFER AGENT MAY BE REQUIRED.”

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The legend set forth above shall be removed, and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be reasonably acceptable to the Company so that the sale or transfer is effected.

h.   Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Purchaser, and this Agreement constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms.

i.   Residency. The Purchaser is a resident of the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.

3.         Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that:

a.   Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

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b.   Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, and to consummate the transactions contemplated hereby and thereby and to issue the Offered Units, in accordance with the terms hereof, (ii) the execution and delivery of this Agreement, the Offered Units by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Offered Units) have been duly authorized by the Company’s Board of Directors, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Offered Units, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

c.   Capitalization. As of the date hereof, the authorized capital stock of the Company consists of: (i) 600,000,000 shares of Common Stock, $0.0001 par value per share, of which 5,624,383 shares are issued and outstanding, and for which 8,782,119 shares are issuable for derivative securities outstanding and approximately 535,861 shares are intended to settle outstanding pre-2010 unsecured debt obligations; and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share, of which no shares are issued and outstanding; All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. As of the effective date of this Agreement, except for those disclosed in the Company’s filed reports with the SEC and options that may be issued to executives of the Company (i) there are no other outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or, with the exception of pending obligations to issue incentive options to executive officers of the Company pursuant to employment contracts, no arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries that are not mentioned here, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Offered Units that are not contained here. The Company has made available to the Purchaser true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”)..

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d.   Issuance of Shares. The Common Stock is duly authorized and will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

e.   No Conflicts. The execution, delivery and performance of this Agreement, the Offered Units by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. There are no required consents, authorizations or orders of, or filings or registrations with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, to issue the Common Stock. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

f.   SEC Documents; Financial Statements. The Company is subject to the reporting requirements of the 1934 Act. The Company is current on its reporting obligations with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”). As of their respective dates, any reports filed within the last fiscal year, as amended, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of such reports, as amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

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g.   Absence of Certain Changes. Since November 30, 2013, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, of the Company or any of its Subsidiaries.

h.   Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

i.   Patents, Copyrights, etc. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of the Company’s knowledge, the Company’s or its Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

j.   No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

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k.   Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. With the exception of taxes due the State of New Jersey for fiscal year ended May 31, 2011 in the approximate amount of $65,000, there are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority, nor is the Company subject to any tax investigation by any governmental agency.

l.   Certain Transactions. Except for arm’s length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options to officers of the Company, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

m.   Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Purchaser pursuant to Section 2(e) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

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n.   Acknowledgment Regarding Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Purchaser or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchaser’s purchase of the Offered Units. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

o.   No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Offered Units to the Purchaser. The issuance of the Offered Units to the Purchaser will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

p.   No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

q.   Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since November 30, 2013, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

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r.   Environmental Matters.

(i)          There are, to the Company’s knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company’s knowledge, threatened in connection with any of the foregoing. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii)         Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company’s or any of its Subsidiaries’ business.

(iii)        There are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

s.   Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

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t.   Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Upon written request the Company will provide to the Purchaser true and correct copies of all policies relating to directors’ and officers’ liability coverage, errors and omissions coverage, and commercial general liability coverage.

u.   Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

v.   Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

w.   Solvency. The Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the transactions contemplated by this Agreement, does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

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x.   No Investment Company. The Company is not, and upon the issuance and sale of the Offered Units as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

y.   Use of Proceeds. The Company shall use the net proceeds from the sale of Offered Units hereunder for working capital purposes.

4.   COVENANTS.

a.   Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 5 and 6 of this Agreement.

b.   Form D; Blue Sky Laws. Unless it believes it is exempt from any such filings, the Company agrees to file a Form D with respect to the Offered Units as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Offered Units for sale to the Purchaser at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date.

c.   Use of Proceeds. The Company shall use the proceeds for general working capital purposes, including legal and accounting expenses related to SEC filings.

d.   Listing. The Company will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules to maintain listing on the OTCQB or any equivalent replacement exchange, as applicable. .

e.   No Integration. The Company shall not knowingly make any offers or sales of any security (other than the Offered Units) under circumstances that would require registration of the ssecurities being offered or sold hereunder under the 1933 Act or cause the offering of the ssecurities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

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5.   Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue the Offered Units to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a.   The Purchaser shall have executed this Agreement and delivered the same to the Company.

b.   The Purchaser shall have delivered the Purchase Price in accordance with Section 1(b) above.

c.   The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

d.   No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

6.   Conditions to The Purchaser’s Obligation to Purchase. The obligation of the Purchaser hereunder to loan the Purchase Price to the Company at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion:

a.   The Company shall have executed this Agreement and delivered the same to the Purchaser.

b.   The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Purchaser shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Purchaser including, but not limited to certificates with respect to the Company’s Certificate of Incorporation, By-laws and Board of Directors’ resolutions relating to the transactions contemplated hereby.

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c.   No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

d.   No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the 1934 Act reporting status of the Company or the failure of the Company to be timely in its 1934 Act reporting obligations.

7.   Miscellaneous.

a.   Replacement of Securities. If any certificate or instrument evidencing any securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The holder/applicant(s) for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement securities.

b.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New Jersey or in the federal courts located in the state. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and Purchaser waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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c.   Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

d.   Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

e.   Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

f.   Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the majority in interest of the Purchaser.

g.   Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable national courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

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If to the Company, to:

Arkados Group, Inc.

Attn: Terrence DeFranco

211 Warren Street, Suite 320

Newark, NJ 07103

With a copy by fax only to (which copy shall not constitute notice):

Kenneth R. Vennera

General Counsel

211 Warren Street, Suite 320

Newark, NJ 07103

Fax: 610-272-1562

If to the Purchaser:

To the address first set forth in the Purchaser Signature and Subscription Page of this Agreement

Each party shall provide notice (in accordance with the requirements of this provision) to the other party of any change in address.

h.   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

i.   Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

j.   Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Purchaser. The Company agrees to indemnify and hold harmless the Purchaser and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

k.   Publicity. The Company shall have the right to make, without prior approval, any SEC, OTCBB or FINRA filings, or any other public statements with respect to the transactions contemplated hereby as is required by applicable law and regulations.

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l.   Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

m.   No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

n.   Remedies. Each of the parties acknowledges that a breach by it of its obligations hereunder will cause immediate and irreparable harm to the other party by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, each party acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by a party of the provisions of this Agreement, that the other party shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

SIGNATURE PAGES FOLLOW]

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COMPANY SIGNATURE PAGE

TO ARKADOS SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
ARKADOS GROUP, INC.

By:	/s/ Terrence DeFranco
Terrence DeFranco
President and Chief Executive Officer

[PURCHASER SIGNATURE AND SUBSCRIPTION PAGE TO FOLLOW]

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PURCHASER SIGNATURE AND SUBSCRIPTION PAGE

TO ARKADOS SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, each of the undersigned has caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Instructions: Please complete Section 1 through Section 4 below.

PURCHASER:

Section 1

INVESTOR INFORMATION AND SUBSCRIPTION:

(choose one alternative by placing “X” in box):

☐ (if entity):

Entity Name: ____________________________________ (must be exact legal name)

By:_____________________________________________

                                      (Signature)

Name(Printed): ___________________________________

Title:____________________________________________

Entity Taxpayer Identification Number: ______________________________________

Email Address of Authorized contact:________________________________________________

☐ (if individual):	☐ (if joint ownership with individual named):

By:	By:
(Signature)	(Signature)

Name(Printed):	Name(Printed):

SSN:	SSN:

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Section 2:

ADDRESS, FACSIMILE, EMAIL FOR NOTICE (SECTION 7(G)) TO PURCHASER:

Section 3:

ADDRESS FOR DELIVERY OF SECURITIES TO PURCHASER (if different from Section 2 above):

Section 4:

AGGREGATE SUBSCRIPTION AMOUNT:

Aggregate Number of Shares Purchased:

Aggregate Purchase Price:	$

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Annex A

CLOSING STATEMENT

All funds will be wired into the account listed below. All funds will be disbursed in accordance with this Closing Statement.

Disbursement Date: upon receipt by the Company

I. PURCHASE PRICE

Gross Proceeds to be Received	$1,500,000.00

II. DISBURSEMENTS

Fees	$5,000.00

Total Amount Disbursed to Company:	$1,495,000.00	[1]

[1]	does not include commissions of up to ten percent (10%) of gross proceeds received from investors introduced by these broker dealers

WIRE INSTRUCTIONS:

Arkados Group, Inc.

211 Warren Street

Suite 320

Newark, NJ 07103

Bank Information:

JPMorgan Chase

360 Park Avenue

New York, NY 10022

Account Number: 000000949188122

ABA/Routing Number: 021000021

Swift Code: CHASUS33

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